UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
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UNICA CORPORATION

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On August 13, 2010 the following “Frequently Asked Questions for Unica Employees” were provided by Unica Corporation (“Unica”) to all of its employees regarding Unica's proposed merger with International Business Machines Corporation (“IBM”).
Frequently Asked Questions for Unica Employees
Regarding IBM’s Definitive Agreement to Acquire Unica, 13 August 2010
What does “definitive agreement” mean and what’s next in the process?
IBM has agreed to acquire Unica, subject to customary closing conditions, which include certain regulatory approvals and the approval by Unica’s stockholders. Once these closing conditions are satisfied over the next few months, the acquisition will be complete. Until then, we will continue to operate as an independent company.
Why is IBM doing this now?
IBM is assembling transformational capabilities to help their clients create consistent and relevant cross-channel brand experience which promotes customer loyalty and satisfaction. With sophisticated analytics and marketing process improvement, the combination of IBM and Unica will help clients streamline key processes including relationship marketing, online marketing and marketing operations.
Why is Unica doing this now?
We believe joining with IBM is the fastest way to grow the EMM space and bring our products services to more marketers worldwide.
In addition, this is a great way to provide easy access to IBM’s complimentary software and services to Unica customers.
Where will Unica fit in IBM?
When the acquisition closes Unica will be part of the Software Solutions Group as part of IBM’s focused effort to deliver increasing business agility and an enhanced customer experience.
Given IBM’s earlier acquisition of Coremetrics, what does this mean for Unica NetInsight?
The integrated advanced web analytics provided by Unica NetInsight are critical to our interactive marketing strategy. We have every intention of continued development and support of NetInsight.
What additional guidance is there when discussing IBM’s plans with respect to the Unica offerings and technology?
Do’s:
•	Do emphasize to current to our customers, partners, and those considering a Unica solution that IBM intends to support Unica offerings as IBM has done with similar acquisitions.

•	Do emphasize that this is a strategic acquisition for IBM and IBM intends to invest in Unica offerings and technology.
Don’ts:
•	Don’t suggest how Unica products will, or might be integrated with IBM solutions. After close IBM and Unica will analyze Unica’s capabilities and create a detailed set of integration plans and roadmaps to address this point.

•	Don’t suggest any specific timelines for integration of IBM and Unica offerings.
Will the focus of our work change?
IBM will count on us to continue to focus on our strategy and goal; ensuring customer success, building interactive marketing business, strengthening our on-demand operations, etc.
Does the acquisition impact 2010 bonuses?
No. The acquisition will likely be completed after the end of our fiscal year 2010, and our bonus plan will remain in place, so it is important to stay focused on achieving our 2010 goals.

How does the acquisition impact stock option related plans?
Separate information will be provided shortly to each employee in connection with your vested stock options, RSUs, and likely dates of payment.
What about other compensation and benefits?
Until the closing, which is anticipated to be completed in a few months, we all remain Unica employees and there will be no changes to compensation and benefits.
At the appropriate time after the closing, Unica employees will become IBM employees and will be on IBM’s benefit plans. Details regarding IBM benefits will provided to you separately.
Will Yuchun continue on?
Yes. Working as part of the IBM Software Solutions group within Software Business group, Yuchun will continue to lead Unica’s business growth.
What happens next in the process?
In the near term, keep on doing what you are doing. HR will reach out to all employees to discuss specific plans to transition to IBM.
Please send any additional questions to Vivian Vitale. If your question is personal in nature, she will answer you directly. If not, she will be aggregating the questions and sharing the answers with the broader employee population shortly.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Any statements in this document about future expectations, plans and prospects for Unica, including statements about the expected timetable for consummation of the proposed transaction between IBM and Unica, benefits and synergies of the transaction, future opportunities for the combined company and its products, and any other statements about IBM and Unica, or about Unica’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the possibility that the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Unica’s operations into those of IBM; or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Unica may be difficult; IBM and Unica are subject to intense competition, and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in reports filed with the Securities and Exchange Commission (the “SEC”), including IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, IBM’s most recent quarterly report, Unica’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and Unica’s most recent quarterly report. IBM and Unica assume no obligation to update the information in this document, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed acquisition of Unica by IBM, Unica intends to file relevant materials with the SEC, including Unica’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF UNICA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING UNICA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Unica by contacting Kori Doherty, ICR at 617-956-6730 or kdoherty@icrinc.com
IBM and its directors and executive officers, and Unica and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Unica common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Unica is set forth in the proxy statement for Unica’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on January 25, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of June 30, 2010, Unica’s directors and executive officers collectively beneficially owned approximately 5,570,579 shares of Unica common stock, which represented approximately 25.9% of the outstanding shares of Unica common stock as of such date. In addition, Unica has entered into retention agreements with its executive officers, which are described in a Current Report on Form 8-K filed by Unica with the SEC on December 17, 2008, and certain of Unica’s executive officers have entered into employment arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of Unica’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.